UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California		94949
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Daniel Spiegelman as Chief Financial Officer

On May 8, 2012, BioMarin appointed Daniel Spiegelman to serve as BioMarin’s Executive Vice President and Chief Financial Officer, effective May 29, 2012. Mr. Spiegelman, age 53, most recently served as a consultant to provide strategic financial management support to a portfolio of public and private life science companies. He is a member of the board of directors at several companies including Affymax, Inc. and Oncothyreon Inc. From 1998 to 2009, he served as Senior Vice President and Chief Financial Officer of CV Therapeutics where he was responsible for Finance, Accounting, Investor Relations, Business Development and MIS. From 1991 to 1998, Mr. Spiegelman served various roles at Genentech, Inc., most recently as Treasurer. He received a B.A. from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

There are no family relationships between Mr. Spiegelman and any of BioMarin’s directors or other executive officers.

On May 8, 2012, BioMarin entered into an employment agreement with Mr. Spiegelman (the “Employment Agreement”). The Employment Agreement will be effective on May 29, 2012 (“Effective Date”) and provides for an initial annual base salary of $440,000. Mr. Spiegelman is also eligible to participate in BioMarin’s employee bonus program with such targets and metrics as may be approved by the Board of Directors of BioMarin (the “Board”) from time to time. For the 2012 bonus plan, Mr. Spiegelman’s target bonus will be 45% of his base salary. Mr. Spiegelman is entitled to certain severance payments under the terms of the Employment Agreement if (a) BioMarin terminates his employment without cause, (b) he becomes disabled, or (c) he terminates his employment for a good reason, including if there is (i) a substantial reduction in his duties, status or reporting structure, (ii) a relocation of his assigned office more than fifty (50) miles from its then-current location, (iii) a decrease in his base salary or material decrease in his company benefits in the aggregate, other than as part of a reduction (not exceeding 25%) that equitably applies to all of BioMarin’s executive officers, or (iv) a material breach of the Employment Agreement by BioMarin.

On the Effective Date, BioMarin will grant Mr. Spiegelman an option to purchase 125,000 shares of BioMarin’s common stock with an exercise price equal to the closing price per share of common stock as reported by Nasdaq on the date of grant. The option will be a non-qualified stock option and will vest 6/48ths on the six month anniversary of the grant date and 1/48th per month thereafter for the 42 immediately following months, assuming in each case Mr. Spiegelman remains continuously employed by BioMarin. In addition, on the Effective Date, BioMarin will grant to Mr. Spiegelman an award in the form of 33,000 restricted stock units that will vest in equal installments annually over four years, assuming Mr. Spiegelman remains continuously employed by BioMarin. BioMarin will also grant to Mr. Spiegelman a performance compensation award in the form of 100,000 restricted stock units on the same terms and conditions as the performance compensation awards that were made to BioMarin’s other executive officers on June 1, 2011. Mr. Spiegelman will also be entitled to receive a sign-on bonus in the amount of three hundred fifty thousand dollars ($350,000), which may be repayable by Mr. Spiegelman in certain circumstances if his employment is terminated prior to May 30, 2014. All of the foregoing equity awards to Mr. Spiegelman will be made pursuant to the Plan (as defined below).

The foregoing description of the Employment Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On May 8, 2012, BioMarin issued a press release to announce Mr. Spiegelman’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Transition of Jeffery Cooper to Advisory Role

On February 21, 2012, BioMarin Pharmaceutical, Inc. (“BioMarin”) previously announced that Jeffrey Cooper, its Senior Vice President and Chief Financial Officer, planned to leave BioMarin and that he would stay in his current role through the middle of the year and then transition to an advisory role until the end of 2012. Based on

Mr. Spiegelman’s appointment, Mr. Cooper will be leaving his current position on May 25, 2012 and will be transitioning to an advisory role on May 28, 2012 through December 20, 2012 (the “Termination Date”). Pursuant to the terms of Mr. Cooper’s Severance Agreement and Release of All Claims with BioMarin, dated February 21, 2012 (the “Severance Agreement”), Mr. Cooper has agreed to transition to an advisory role to assist in the transition of his current responsibilities for a minimum of 20 hours per week at a salary of $2,000 per week through the Termination Date, provided that the Termination Date may be accelerated to any sooner date that Mr. Cooper elects upon 14 days advance notice to BioMarin. The foregoing description of the Severance Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Severance Agreement, which was filed as Exhibit 10.1 to BioMarin’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on February 22, 2012, and is incorporated herein by reference.

Adoption of 2012 Inducement Plan

On May 8, 2012, the Board adopted the BioMarin Pharmaceutical Inc. 2012 Inducement Plan (the “Plan”). The Plan is substantially similar to the Amended and Restated BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan, approved by BioMarin’s stockholders on May 12, 2010. The Plan will serve to advance the interests of BioMarin by providing a material inducement for the best available individuals to join BioMarin as employees by affording such individuals an opportunity to acquire a proprietary interest in BioMarin.

The Plan provides for the grant of equity-based awards in the form of stock options, restricted stock, restricted stock units, unrestricted stock, deferred stock units and performance units solely to prospective employees of BioMarin or an affiliate of BioMarin provided that certain criteria are met. Awards under the Plan may only be granted to an individual, as a material inducement to such individual to enter into employment with BioMarin, who (i) has not previously been an employee or director of BioMarin or (ii) is rehired following a bona fide period of non-employment with BioMarin. The maximum number of shares available for grant under the Plan is 750,000 shares of BioMarin’s common stock. The Plan is administered by a committee of the Board and expires on May 31, 2013.

The Plan has not been and will not be approved by BioMarin’s stockholders. Awards under the Plan will be made pursuant to the exemption from NASDAQ stockholder approval requirements for equity compensation provided by NASDAQ Listing Rule 5635(c)(4), which permits NASDAQ listed companies to make inducement equity awards to new employees without first obtaining stockholder approval of the award.

The foregoing description of the Plan does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Plan, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Amendment to Employment Agreements with Certain Executive Officers

As approved by the Compensation Committee of the Board of Directors of BioMarin between May 4 and May 8, 2012, each of the Company’s executive officers listed below entered into, an amendment to their respective employment agreement (the “Executive Officer Employment Agreements”) with BioMarin (the “Amendments”):

The sole purpose of entering into the Amendments was to modify the Executive Officer Employment Agreements to amend the definition of “Termination Compensation” in Section 7(c) of each of the Executive Officer Employment Agreements to increase the percentage payout to reflect previously disclosed 2012 target bonus amounts for each executive.

Name	Title	Revised Termination Compensation (% of current annual base salary)
Stephen Aselage	Executive Vice President, Chief Business Officer	150%
Robert A. Baffi	Executive Vice President, Technical Operations	145%
Henry J. Fuchs	Executive Vice President, Chief Medical Officer	145%
G. Eric Davis	Sr. Vice President, General Counsel	140%
Mark Wood	Sr. Vice President, Human Resources & Corporate Affairs	140%

The foregoing description of the Amendments does not purport to be a complete description and is qualified in its entirety by reference to the full texts of the Amendments, which are filed herewith as Exhibits 10.3-10.7, and are incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	On May 8, 2012, BioMarin held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”), at the Inn Marin hotel at 250 Entrada Drive, Novato, California. A total of 115,617,981 shares of BioMarin’s common stock were entitled to vote as of March 15, 2012, the record date for the Annual Meeting. There were 106,978,876 shares present in person or represented by proxy at the Annual Meeting, at which the stockholders were asked to vote on three (3) proposals, each of which is described in more detail in BioMarin’s definitive proxy statement for the Annual Meeting that was filed with the Securities and Exchange Commission on March 23, 2012 (the “Proxy Statement”). Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

(b)

Proposal 1. Election of Directors

Director Elected	Vote For	Withheld	Broker Non-Votes
Jean-Jacques Bienaimé	100,315,894	1,463,809	5,199,173
Kenneth M. Bate	99,894,940	1,884,763	5,199,173
Michael Grey	90,581,562	11,198,141	5,199,173
Elaine J Heron, Ph. D.	90,432,214	11,347,489	5,199,173
Pierre Lapalme	100,315,049	1,464,654	5,199,173
V. Bryan Lawlis, Ph. D.	90,444,214	11,335,489	5,199,173
Alan J. Lewis, Ph. D.	90,443,384	11,336,319	5,199,173
Richard A. Meier	100,316,625	1,463,078	5,199,173
William D. Young	99,870,528	1,909,175	5,199,173

Based on the votes set forth above, each of the nine nominees set forth above were duly elected to serve as directors of BioMarin for a one year term, or until their respective successors have been duly elected and qualified at the next annual meeting of stockholders of BioMarin.

Proposal 2. Advisory Vote on the Compensation of the Company’s Executive Officers

The advisory (non-binding) vote to approve the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
84,821,199	16,927,454	31,050	5,199,173

Based on the votes set forth above, the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, was approved in an advisory vote by the stockholders.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The ratification of the selection of KPMG LLP as BioMarin’s independent registered public accounting firm for the year ending December 31, 2012 received the following votes:

For	Against	Abstain
105,991,641	944,395	42,840

Based on the votes set forth above, the selection of KPMG LLP as BioMarin’s independent registered public accounting firm to serve for the year ending December 31, 2012 was duly ratified by the stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement dated May 8, 2012 with Daniel Spiegelman.

10.2	BioMarin Pharmaceutical Inc. 2012 Inducement Plan

10.3	Amendment to Employment Agreement dated May 8, 2012 with Stephen Aselage.

10.4	Amendment to Employment Agreement dated May 8, 2012 with Robert Baffi.

10.5	Amendment to Employment Agreement dated May 8, 2012 with G. Eric Davis.

10.6	Amendment to Employment Agreement dated May 8, 2012 with Henry Fuchs.

10.7	Amendment to Employment Agreement dated May 8, 2012 with Mark Wood.

99.1	Press Release of BioMarin Pharmaceutical Inc. dated May 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: May 8, 2012	By:	/S/ G. Eric Davis
G. Eric Davis
Senior Vice President, General Counsel